Exhibit 10.4

From:

ACE AÉRO PARTENAIRES (PLATEFORME COMPARTMENT) Represented by its management company Tikehau Investment Management 32, rue de Monceau 75008 Paris, France ("AAP Plateforme")	ACE AERO PARTENAIRES (SUPPORT COMPARTMENT) Represented by its management company Tikehau Investment Management 32, rue de Monceau 75008 Paris, France ("AAP Support")	AAP SIDE-CAR LMB FUND Represented by its management company Tikehau Investment Management 32, rue de Monceau 75008 Paris, France ("AAP Side-Car LMB Fund ")

AAP Support and AAP Side-Car LMB Fund, together, acting severally but not jointly (conjointement mais non solidairement) in their capacity as Sellers' Agent

To:

Loar Group Inc.

to the attention of Mr. Dirkson Charles and Mr. Sean Peppard

20 New King Street, White Plains,

NY 10604, USA

dirksoncharles@loargroup.com; speppard@loargroup.com

(the "Purchaser")

Loar Holding Inc.

to the attention of Mr. Dirkson Charles and Mr. Sean Peppard

20 New King Street, White Plains,

NY 10604, USA

dirksoncharles@loargroup.com; speppard@loargroup.com

Squire Patton Boggs to the attention of Mr. Tony Reed 7, rue du Général Foy 75008 Paris, France tony.reed@squirepb.com

On 29 August 2025,

STRICTLY PRIVATE AND CONFIDENTIAL

Via DocuSign

Re: Project JetStream – Agreement n°2 re. postponement of the Long Stop Date in accordance with Section 4.3(c) of the SPA and increase of the base Equity Value

Dear Sirs,

Reference is made to:

-
the securities purchase agreement dated 7 March 2025 (the "SPA"), entered into between, inter alia, the Purchaser and the holders of securities of ASC3 LMB TopCo, a French société par actions simplifiée organized under the laws of France, whose registered office is at 36, avenue Pierre et Marie Curie, 19360 Malemort, registered with the Trade and Company Registry of Brive under number 908 675 119 (the “Company”), as sellers (the "Sellers"), relating to acquisition by the Purchaser, directly and indirectly, of all the share capital and voting rights of the Company from the Sellers; and

-
the agreement to postpone the Long Stop Date entered into between the Sellers' Agent and the Purchaser on 29 July 2025, under which the Sellers' Agent and the Purchaser agreed to postpone the Long Stop Date provided in the SPA from 31 July 2025 (at 23.59 pm CET) to 31 August 2025 (at 23.59 pm CET).

Capitalized terms not expressly defined in this letter (the "Letter") shall have the meaning ascribed to them in the SPA.

It is acknowledged that the Required Clearance CP has still not been satisfied on the date hereof. In this context and further to our discussions, we have agreed to (i) postpone the Long Stop Date from 31 August 2025 (at 23.59 pm CET) to 31 October 2025 (at 23.59 pm CET), and as the consequence to the postponement of the contemplated Closing Date, to (ii) increase the base Equity Value by an amount of € 3,000,000 from €365,000,000 to €368,000,000 so that the Section 3.1(a) of the SPA shall, as from the date hereof, be deemed amended as follows:

“3.1 Purchase Price of the Transferred Securities

(a)
The aggregate value of all the Transferred Securities (the "Equity Value") shall be equal to:
(i)
three hundred and sixty-eight million euros (€368,000,000),

less:

(ii)
any known Leakage as set forth in the Pre-Closing Notice.”

All other terms and conditions of the Securities Purchase Agreement shall remain unchanged and in full force and effect.

Please confirm your agreement with this Letter and in particular (i) the postponement of the Long Stop Date to 31 October 2025 (at 23.59 pm CET) by countersigning this Letter and (ii) the increase of the Equity Value as set forth above.

In addition, the Sellers’ Agent will request the other Sellers to acknowledge the increase of the base Equity Value and the corresponding amendment to Section 3.1(a) of the SPA by countersigning this letter. For the avoidance of doubt, the effectiveness of this letter—including the postponement of the Long Stop Date and the increase in the base Equity Value—is not contingent upon countersignature by the other Sellers. It shall be deemed valid and enforceable upon countersignature solely by the Purchaser and the Purchaser Parent.

Sections 14.17 (Governing law and Disputes) and 14.18 (Electronic signature) of the SPA shall apply mutatis mutandis to this Letter.

Yours faithfully,

the Sellers' Agent

/s/ François-Joseph Khoury Ace Aéro Partenaires (AAP Plateforme) By: Tikehau Investment Management, itself represented by François-Joseph Khoury, duly authorized	/s/ François-Joseph Khoury Ace Aéro Partenaires (AAP Support) By: Tikehau Investment Management, itself represented by François-Joseph Khoury, duly authorized
/s/ François-Joseph Khoury AAP Side-Car LMB Fund By: Tikehau Investment Management, itself represented by François-Joseph Khoury, duly authorized the Purchaser and the Purchaser Parent

Agreement to postpone the Long Stop Date to 31 October 2025 (at 23.59 pm CET) and with the increase of the base Equity Value to €368,000,000

/s/ Dirkson Charles _

Loar Group Inc.

By: Dirkson Charles

/s/ Dirkson Charles _

Loar Holdings Inc.

By: Dirkson Charles

Adherence of the other Sellers

/s/ Thomas Bernard Thomas Bernard	/s/ Christophe Somaïni FCP Amundi Equipe Climat By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized
/s/ Christophe Somaïni FCP Amundi Patrimoine PEA By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized	/s/ Christophe Somaïni FCPR Amundi Mégatendances AV By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized
/s/ Christophe Somaïni FPCI Amundi ETI Mégatendances II By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized	/s/ Christophe Somaïni FCPR Amundi Private Equity Mégatendances II By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized
/s/ Christophe Somaïni FCPR Amundi Fleurons des Territoires By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized	/s/ Christophe Somaïni FPCI Amundi Mégatendances II By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized

/s/ Christophe Somaïni FPCI Amundi Fleuron ETI Capital Flexible By: Amundi Private Equity Funds, its self represented by Christophe Somaïni, duly authorized
/s/ Thomas Bernard, by POA Agnès Bardet By: Thomas Bernard	/s/ Thomas Bernard, by POA Frédéric Bloch By: Thomas Bernard
/s/ Thomas Bernard, by POA Nicolas Puyraimond By: Thomas Bernard	/s/ Thomas Bernard, by POA Jose Teixeira By: Thomas Bernard
/s/ Renaud Severac Renaud Severac	/s/ Thomas Bernard, by POA Laurie Clement By: Thomas Bernard
/s/ Thomas Bernard, by POA Christophe Fernando By: Thomas Bernard	/s/ Thomas Bernard, by POA Jean-Marc Chassard By: Thomas Bernard
/s/ Thomas Bernard, by POA Didier Colas By: Thomas Bernard	/s/ Thomas Bernard, by POA Jérôme Lapointe By: Thomas Bernard

/s/ Thomas Bernard, by POA Hervé Muller By: Thomas Bernard	/s/ Thomas Bernard, by POA Céline Rives By: Thomas Bernard
/s/ Thomas Bernard, by POA Eric Besairie By: Thomas Bernard	/s/ Thomas Bernard, by POA Robin Langeveld By: Thomas Bernard
/s/ Cédric Fontaine LCL CROISSANCE By: IDIA, itself represented by Cédric Fontaine, duly authorized	/s/ Cédric Fontaine CREDIT AGRICOLE REGIONS DEVELOPPEMENT By: IDIA, itself represented by Cédric Fontaine, duly authorized
/s/ Didier Ramond CACF DEVELOPPEMENT By: Didier Ramond	/s/ Laurent Mazard GRAND SUD OUEST CAPITAL By: Laurent Mazard